Exhibit 99.1

Press Release & Investor Call

Acorn, Provider of Remote Monitoring & Control (IoT) Solutions,

Maintains Strong Momentum, Wraps up FY2021 with 27% YoY

Growth in Cash-Basis Sales

Investor Call Today at 11am ET

Wilmington, DE – March 31, 2022 – Acorn Energy, Inc. (OTCQB: ACFN), a provider of Internet of Things (IoT) remote monitoring and control solutions for stand-by power generators, gas pipelines, air compressors and other industrial equipment, announced results for its fourth quarter (Q4’21) and full-year periods ended December 31, 2021, with higher revenue, gross profit and improved gross margin in the respective periods. Acorn will host a conference call today at 11:00 a.m. ET to review its results and outlook and to answer investor questions (call details below).

Summary Financial Results – GAAP Basis

($ in thousands)	2021	2020	Change	Q4’21	Q4’20	Change
Monitoring revenue	$4,030	$3,819	+5.5%	$1,000	$996	+0.4%
Hardware revenue	$2,746	$2,103	+30.6%	$754	$603	+25.0%
Total revenue *	$6,776	$5,922	+14.4%	$1,754	$1,599	+9.7%
Gross profit	$4,899	$4,131	+18.6%	$1,225	$1,110	+10.4%
Gross margin	72.3%	69.8%		69.8%	69.4%

* All of Acorn’s revenue is derived from its 99%-owned operating subsidiary, OmniMetrix.

Non-GAAP Measure

Reconciliation of GAAP Revenue to Cash-Basis Revenue

	2021	2020	Q4’21	Q4’20
	($ in thousands)
Total GAAP revenue	$6,776	$5,922	$1,754	$1,599
Less: Amortization of deferred revenue	(5,886)	(5,475)	(1,484)	(1,454)
Plus: Sales recorded to deferred revenue	6,725	5,567	1,766	1,397
Other adjustments and write-offs	(17)	(27)	(2)	(25)
Total cash-basis revenue **	$7,598	$5,987	$2,034	$1,517
Year-over-year growth	26.9%		34.1%

**See definition of non-GAAP measure below.

Jan Loeb, Acorn’s CEO, commented, “I am thrilled with the success that OmniMetrix was able to realize in 2021 despite business environment challenges including COVID-19, supply chain constraints and labor force competition, among others. We exceeded the targeted growth that we had set of 20% in cash-basis sales and finished the year with 27% year-over-year growth in cash-basis sales while posting 14% growth in GAAP-basis revenue. Our gross margin improved slightly to 72% despite increases in the costs to manufacture our products. We generated positive operating cash flow, while also investing in the future growth of our business.

“Our hardware sales were strong throughout 2021, including Q4, as we benefited from the sale of next-generation monitoring hardware to replace older units based on 3G technology. The sunsetting of legacy units benefits hardware sales, while having a short-term stalling impact on monitoring revenue growth due to some customer churn.

“Despite rising costs, our team rose to the challenge of maintaining strong gross margin by becoming more agile and creative in the scoping of next-generation product initiatives, ongoing design improvements, increasing economies of scale in our operations, as well as our focus on driving higher-margin commercial and industrial sales. Additionally, we implemented a price increase in September, to partially offset rising costs.

“When considering our financials, it is important to note that as a result of Acorn’s net operating loss (NOL) carryforwards of over $70M, we recorded no tax expense in 2021. Our NOLs will largely shield the company from paying cash income taxes for the foreseeable future, thereby benefiting our cash flows.

“As businesses confront the rapid rise in labor and energy costs, ongoing environmental pressures, and increasingly violent weather patterns, we continue to believe the value proposition and return on investment of our solutions becomes even more compelling. OmniMetrix solutions reduce the personnel, time, travel, costs, emissions and overall environmental footprint required to monitor and manage machines and equipment. We will continue to stress the underlying foundation of our business, which is to bring a cost-effective solution to our customers through remote monitoring, which is considerably less expensive and more effective than ongoing, in-person inspection of industrial assets, particularly in remote locations.

“Remote monitoring also provides data and insights that enable customers to fine-tune their operations and improve efficiency. Better information also leads to improved maintenance and reduced downtime of critical systems – naturally benefitting our customers’ bottom line.

“Given OmniMetrix’s technology leadership and the ongoing innovation of our engineering and product design team, we see substantial opportunities for growth in the under-penetrated industrial markets that we serve. We have a strong financial base to support our growth, providing ample liquidity and working capital. We have seen some impact on our business from global supply chain issues, but we have been successful so far in mitigating most of these issues by actively managing our inventory of key components and supplies.

“We do not currently anticipate that either supply issues or cost pressures will have a material adverse impact on our business, though these factors could limit further margin expansion in the near term.”

Additional Financial Highlights

●	Revenue rose 14% to $6.8M in 2021 from $5.9M in 2020, reflecting a 31% increase in hardware and accessories sales and a 5.5% increase in monitoring revenue. The increase in hardware revenue was due to a higher percentage of commercial and industrial (C&I) customers versus residential customers and an increase in the number of monitoring devices sold. C&I products have a higher price point than residential products, thus, the higher concentration of C&I customers benefits revenue per unit. The increase in monitoring devices sold was principally due to sales ahead of the sunsetting of 3G monitoring units in February 2022. Also as a result of sunsetting, with new units replacing existing units, monitoring revenue did not increase ratably with equipment sales as new equipment typically assumes the remaining prepaid monitoring plan of sunsetting units.

●	Q4’21 revenue increased 10% to $1.8M from $1.6M in Q4’20, with hardware revenue increasing 25% and monitoring revenue increasing less than 1%, for similar reasons as for the full-year 2021.

●	In 2021, gross profit rose to $4.9M, reflecting a gross margin of 72%, compared to a gross profit of $4.1M, and a 70% gross margin in 2020. Gross margin improved despite increases in cost of sales, as OmniMetrix implemented a price increase to offset increasing costs, and also because the gross margin on monitoring revenue improved from 84% to 91%. The increase in gross margin on monitoring revenue resulted from the successful negotiation with our carrier of a more favorably-structured cellular data rate plan for OmniMetrix’s business in Q1’21. Gross margin remained strong at 70% in Q4’21 compared to 69% in Q4’20.

●	OmniMetrix’s total operating expense increased 10% to $4.0M in 2021 vs. $3.6M in 2020, reflecting increases in both selling, general and administrative expenses (SG&A) and research and development (R&D) expenses. Increased SG&A costs included $189,000 in personnel expenses related to bonuses, promotional wage increases, staff additions, stock compensation, and sales commissions and a reserve of $15,000 for potential sales tax liability. R&D costs increased $120,000 due to increases in engineering staff wages and bonuses, and expenses to third party consultants in the continued development of next generation products and new possible product lines.

●	OmniMetrix generated operating income of $925,000 in 2021, a 59% improvement over $580,000 in 2020, as growth in revenue outpaced expenses.

●	Acorn, the parent company of OmniMetrix, incurred SG&A costs of $933,000 in 2021 vs. $890,000 in 2020, a 5% increase, primarily related to increases in professional fees and insurance premiums.

●	Reflecting improved performance at OmniMetrix, 2021 consolidated operating loss improved by $302,000 to $8,000 from $310,000 in 2020. Prior-year net results included a $421,000 Q4’20 gain on SBA PPP loan extinguishment, resulting in net income of $69,000 in 2020 vs. a net loss of $21,000 in 2021. Acorn reported a Q4’21 net loss of $66,000 compared to net income of $417,000 in Q4’20, with the variance also mainly attributable to the Q4’20 gain on PPP loan extinguishment.

Liquidity and Capital Resources

Consolidated cash and cash equivalents were $1,722,000 at December 31, 2021, compared to $2,063,000 at December 31, 2020. In Q1’21, OmniMetrix paid off the $149,000 balance on its receivables-based line of credit and allowed the line to expire, due to the company’s strong cash position.

Cash generated from operating activities was $132,000 in 2021, as compared to $464,000 in 2020, primarily due to investments in net working capital. The company invested $381,000 of operating cash for inventory during 2021 in an effort to mitigate procurement issues for key components and materials, given global supply chain disruptions.

The Company continued to invest in technology and software development, using $317,000 in 2021, compared to $93,000 in 2020. The 2021 investments were primarily for the development and design of the company’s new cloud hosting environment and a new enhanced user interface for our customers, as well as other hardware and software upgrades to set the stage for the company’s future growth.

Acorn reminds investors that its operations could be materially affected by continued supply chain disruptions, new outbreaks of COVID-19 or variants, and economic uncertainty, which could include material adverse impacts on the Company’s operations, financial position, cash flows and reported results.

Investor Call Details

Date/Time:	Thursday, March 31st at 11:00 am ET
Dial-in Number:	1-844-834-0644 or 1-412-317-5190 (Int’l)
Online Replay/Transcript:	Audio file and call transcript will be posted to the
Investor section of Acorn’s website when available.
Submit Questions via Email:	acfn@catalyst-ir.com – before or after the call.

About Acorn (www.acornenergy.com) and OmniMetrixTM (www.omnimetrix.net)

Acorn Energy, Inc. owns a 99% equity stake in OmniMetrix, a pioneer and leader in machine-to-machine (M2M) and Internet of Things (IoT) wireless remote monitoring and control solutions for stand-by power generators, gas pipelines, air compressors and other industrial equipment. OmniMetrix’s proven, cost-effective solutions make critical systems more reliable. The company monitors thousands of assets for customers, which include 25 Fortune/Global 500 companies. OmniMetrix solutions monitor critical equipment used by cell towers, manufacturing plants, medical facilities, data centers, retail stores, public transportation systems, energy distribution and federal, state and municipal government facilities in addition to residential back-up generators.

Safe Harbor Statement

This press release includes forward-looking statements, which are subject to risks and uncertainties. There is no assurance that Acorn will be successful in growing its business, reaching profitability, or maximizing the value of its operating company and other assets. A complete discussion of the risks and uncertainties that may affect Acorn Energy’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

Follow us

Twitter: @Acorn_IR and @OmniMetrix

Investor Relations Contacts

Catalyst IR

William Jones, 267-987-2082

David Collins, 212-924-9800

acfn@catalyst-ir.com

ACORN ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT NET (LOSS) INCOME PER SHARE DATA)

	Year ended December 31,		Three months ended December 31,
	2021	2020	2021	2020

Revenue	$6,776	$5,922	$1,754	$1,599
Cost of sales	1,877	1,791	529	489
Gross profit	4,899	4,131	1,225	1,110
Operating expenses:
Research and development expenses	739	619	207	166
Selling, general and administrative expenses	4,168	3,822	1,082	935
Total operating expenses	4,907	4,441	1,289	1,101
Operating (loss) income	(8)	(310)	(64)	9
Finance expense, net	(5)	(35)	—	(7)
Gain on SBA PPP loan extinguishment	—	421	—	421
(Loss) income before income taxes	(13)	76	(64)	423
Income tax expense	—	—	—	—
Net (loss) income after income taxes	(13)	76	(64)	423
Non-controlling interest share of income	(8)	(7)	(2)	(6)
Net (loss) income attributable to Acorn Energy, Inc. shareholders	$(21)	$69	$(66)	$417

Basic and diluted net (loss) income per share attributable to Acorn Energy, Inc. shareholders:
Net (loss) income per share attributable to Acorn Energy, Inc. shareholders – basic and diluted	$(0.00)	$0.00	$(0.00)	$0.01
Weighted average number of shares outstanding attributable to Acorn Energy, Inc. shareholders – basic	39,688	39,674	39,688	39,688
Weighted average number of shares outstanding attributable to Acorn Energy, Inc. shareholders – diluted	39,688	39,713	39,688	39,766

ACORN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash	$1,722	$2,063
Accounts receivable, net	876	608
Inventory, net	617	236
Other current assets	229	126
Deferred cost of goods sold	799	764
Total current assets	4,243	3,797
Property and equipment, net	517	268
Right-of-use assets, net	399	494
Deferred cost of goods sold	714	542
Other assets	169	100
Total assets	$6,042	$5,201

LIABILITIES AND DEFICIT
Current liabilities:
Short-term credit	$—	$149
Accounts payable	457	229
Accrued expenses	164	168
Deferred revenue	3,541	3,214
Current operating lease liabilities	107	99
Other current liabilities	34	33
Total current liabilities	4,303	3,892
Long-term liabilities:
Deferred revenue	1,852	1,340
Noncurrent operating lease liabilities	336	443
Other long-term liabilities	12	45
Total long-term liabilities	2,200	1,828
Commitments and contingencies
Deficit:
Acorn Energy, Inc. shareholders
Common stock - $0.01 par value per share:
Authorized – 42,000,000 shares; Issued – 39,687,589 shares at December 31, 2021 and 2020	397	397
Additional paid-in capital	102,801	102,726
Warrants	3	3
Accumulated deficit	(100,634)	(100,613)
Treasury stock, at cost – 801,920 shares at December 31, 2021 and 2020	(3,036)	(3,036)
Total Acorn Energy, Inc. shareholders’ deficit	(469)	(523)
Non-controlling interests	8	4
Total deficit	(461)	(519)
Total liabilities and deficit	$6,042	$5,201

ACORN ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year ended December 31,
	2021	2020
Cash flows provided by operating activities:
Net (loss) income	$(13)	$76
Depreciation and amortization	75	22
Non-cash lease expense	117	118
Forgiveness of SBA PPP loan	—	(421)
Stock-based compensation	75	35
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(268)	354
(Increase) decrease in inventory	(381)	55
(Increase) decrease in deferred cost of goods sold	(207)	127
(Increase) decrease in other current assets and other assets	(172)	49
Increase in deferred revenue	839	59
Decrease in operating lease liability	(121)	(78)
Increase in accounts payable, accrued expenses, other current liabilities and non-current liabilities	188	68
Net cash provided by operating activities	132	464

Cash flows used in investing activities:
Investments in technology	(317)	(93)
Other capital investments	(7)	(8)
Net cash used in investing activities	(324)	(101)

Cash flows provided by financing activities:
Short-term credit, net	(149)	13
Proceeds from SBA PPP loans, net of repayments	—	421
Stock option exercise proceeds	—	19
Net cash (used in) provided by financing activities	(149)	453

Net (decrease) increase in cash	(341)	816
Cash at the beginning of the year	2,063	1,247
Cash at the end of the year	$1,722	$2,063

Supplemental cash flow information:
Cash paid during the year for:
Interest	$6	$30
Income taxes	—	—

Non-cash investing and financing activities:
Forgiveness of SBA PPP loan	—	$421
Accrued preferred dividends to former CEO of OmniMetrix	$4	$4

Definition of Non-GAAP Measure

OmniMetrix monitoring systems include the sale of equipment and of monitoring services. The majority of the sales of OmniMetrix equipment do not qualify as a separate unit of accounting. As a result, revenue (and related costs) associated with sale of equipment are recorded to deferred revenue (and deferred charges) upon shipment for PG and CP monitoring units. Revenue and related costs with respect to the sale of equipment are recognized over the estimated life of the units which are currently estimated to be three years. In the rare instance that a specific sale of OmniMetrix equipment does qualify as a separate unit of accounting (the unit is custom designed and sold without monitoring), the revenue is recognized when the unit is shipped to the customer and not deferred. Revenues from the prepayment of monitoring fees (generally paid twelve months in advance) are initially recorded as deferred revenue upon receipt of payment from the customer and then amortized to revenue over the monitoring service period. Acorn has provided a non-GAAP financial measure of cash-basis revenue (sales) to aid investors in better understanding our sales performance. Acorn believes this non-GAAP measure assists investors by providing additional insight into our operational performance and helps clarify sales trends. For comparability of reporting, management considers non-GAAP measures in conjunction with generally accepted accounting principles (GAAP) financial results in evaluating business performance. The non-GAAP financial measure presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.